Exhibit 10.2

1ST MANATEE BANK

AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN

Section 1.      Purpose and Scope

The purposes of this Plan are to encourage stock ownership by key management employees of 1st Manatee Bank (herein called the “Bank”) to provide an incentive for such employees to expand and improve the profits and prosperity of the Bank, and to assist the Bank in attracting and retaining key personnel through the grant of Options to purchase shares of the Bank’s common stock.

Section 2.      Definitions

“Bank” shall mean 1st Manatee Bank, a Florida banking corporation. “Board” shall mean the Board of Directors of the Bank.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Option” shall mean a right to purchase Stock, granted pursuant to the Plan, which options are intended to qualify as incentive stock options within the meaning of §422 of the Code.

“Option Price” shall mean the purchase price for Stock under an Option, as determined in Section 6 below.

“Participant” shall mean an employee of the Bank to whom an Option is granted under the Plan.

“Plan” shall mean this 1st Manatee Bank Amended and Restated Stock Option Plan. “Stock” shall mean the common stock of the Bank.

Section 3.      Shares Reserved Under Plan

Subject to the provisions of Section 12 of the Plan, the maximum number of shares of Stock that may be optioned or sold under the Plan is 80,000 shares. Such shares may be treasury, or authorized, but unissued, shares of Stock of the Bank. In no event shall the total number of shares optioned under the Plan exceed 20 percent of the total number of shares outstanding. Notwithstanding anything contained herein to the contrary, the Bank shall not obtain shares of Stock to be optioned hereunder by purchasing the shares as treasury shares unless the Bank has total capital accounts in excess of 8 percent of total assets.

Section 4.      Administration

The Plan shall be administered by the Board. The Board shall make all decisions with respect to participation in the Plan by employees of the Bank and with respect to the extent of that participation. The interpretation and construction of any provision of the Plan by the Board shall be final. No member of the Board shall be liable for any action or determination made by him in good faith. The Board may in its discretion at any time delegate its powers to administer the Plan to a Committee consisting of two or more directors, in which event all references to the “Board” throughout this Plan shall be deemed to refer to such Committee.

Section 5.      Eligibility

The Board may grant Options to any key employee of the Bank other than an employee who owns 10 percent or more of the Bank’s Stock. Options may be awarded by the Board at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Board shall determine. Options granted at different times need not contain similar provisions.

Section 6.      Option Price

The purchase price for Stock under each Option shall be the greater of (i) 100 percent of its fair market value at the time the Option is granted or (ii) the par value thereof. For this purpose, the fair market value of the Stock shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse and during any period that the shares are not publicly traded the Bank may determine that the fair market value is equal to the book value of the shares. Notwithstanding anything contained herein to the contrary, in no event shall the purchase price for Stock established under an Option granted under this Plan be less than the par value of the Stock. The Board of the Bank may be liable to reimburse the Bank for any loss sustained by reason of the grant of an Option at less than par value or fair market value.

Section 7.      Terms and Conditions of Options

Options granted pursuant to the Plan shall be authorized by the Board and shall be evidenced by written agreements in the form of Exhibit A hereto or such other form as the Board shall from time to time approve (the “Agreements”). Such agreements shall comply with and be subject to the following terms and conditions:

A.     Employment Agreement. The Board may, in its discretion, include in any Option granted under the Plan a condition that the Participant shall agree to remain in the employ of, and to render services to, the Bank or any of its Subsidiaries for a period of time (specified in the agreement) following the date the Option is granted. No such agreement shall impose upon the Bank any obligation to employ the Participant for any period of time.

B.     Time and Method of Payment. The Option Price shall be paid in full in cash at the time an Option is exercised under the Plan. Otherwise, an exercise of any Option granted under the Plan shall be invalid and of no effect. Promptly after the exercise of an Option and the payment of the full Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing his ownership of such of Stock. A Participant shall have none of the rights of a shareholder until shares are issued to him, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

C.     Number of Shares; Limitation. Each Option shall state the total number of shares of Stock to which it pertains. Options to purchase fractional shares may not be granted. The aggregate fair market value (determined on the date the option is granted) of Stock subject to an Option granted to any one Participant that can be exercised for the first time in any one calendar year shall not exceed $100,000. Notwithstanding the foregoing, the Agreement may provide that more than $100,000 worth of optioned Stock can first be exercised within a single calendar year if the Agreement states that only a percentage of each share of Stock acquired upon exercise of the Option will be treated as having been acquired pursuant to an incentive stock option within the meaning of §422 of the Code and the remainder of the Stock will be treated as having been acquired pursuant to a non-qualifying stock option. The percentage which shall be treated as having been acquired pursuant to an incentive stock option shall be determined by the following fraction:

$100,000
Fair marketing value of stock first exercisable within one calendar year based on value at date option granted	=	Percentage of stock treated as acquired pursuant to incentive stock option

D.     Option Period and Limitations on Exercise of Options. The Board may, in its discretion, provide that an Option may not be exercised in whole or in part for any period or periods of time specified in the agreement and the exercise may be further conditioned on such events as the Board may elect to establish and set forth in the agreement. Except as provided in the agreement, an Option may be exercised in whole or in part at any time during its term. No Option may be exercised after the expiration of seven (7) years from the date it is granted.

Section 8.      Termination of Employment; Retirement; Permanent Disability

Except as provided in Section 9 below, if a Participant ceases to be employed by the Bank, his/her Options shall terminate immediately; provided, however, that if a Participant’s cessation of employment with the Bank is due to retirement or permanent disability (as each is determined by the Board), the Participant may, at any time within three months after such cessation of employment, exercise his Options to the extent that he was entitled to exercise them on the date of cessation of employment, but in no event shall any Option be exercisable more than seven (7) years from the date it was granted. The Board may cancel an Option during the three-month period referred to in this paragraph if the Participant engages in employment or activities contrary, in the opinion of the Board, to the best interests of the Bank. The Board shall determine in each case whether a termination of employment shall be considered a retirement with the consent of the Bank, and, subject to applicable law, whether a leave of absence shall constitute a termination of employment. Any such determination of the Board shall be final and conclusive. Notwithstanding anything contained herein to the contrary, in the event a Participant’s employment by the Bank is terminated for cause, his/her Options shall terminate immediately.

Section 9.      Rights in Event of Death

If a Participant dies while employed by the Bank, or within three months after having retired with the consent of the Bank, and without having fully exercised his Options, the personal representative or administrator of his estate shall have the right to exercise such Options; provided, however, that in the event of the death of the Participant in no event shall the Options be exercisable more than one (1) year after the Participant’s death or more than seven (7) years from the date they were granted.

Section 10.     No Obligations to Exercise Option

The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

Section 11.     Nonassignability

Options shall not be transferable other than by will or by the laws of descent and distribution, and during a Participant’s lifetime shall be exercisable only by such Participant or in the event of his legal incapacity, his duly authorized representative.

Section 12.     Effect of Change in Stock Subject to the Plan

The aggregate number of shares of Stock available for Options under the Plan, the share subject to any Option, and the price per share shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subject to the effective date of the Plan resulting from (i) a subdivision or consolidation of shares or any other capital adjustment, (ii) the payment of a stock dividend, or (iii) other increase or decrease in such shares effected without receipt of consideration by the Bank. In the event of the merger of the Bank with or into another entity, any outstanding Option shall pertain, apply, and relate to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled after the merger.

Section 13.     Amendment and Termination

The Board, by resolution, may terminate, amend or revise the Plan with respect to any shares as to which Options have not been granted. All amendments or revisions to the Plan must have prior approval from the Florida Office of Financial Regulation. The Board may not, without the consent of the holder of an Option, alter or impair any Option previously granted under the Plan, except as authorized herein. Unless sooner terminated, the Plan shall remain in effect for a period of seven (7) years from the date of the Plan’s adoption by the Board. Termination of the Plan shall not affect any Option previously granted.

Section 14.     Transfer Restriction; Representation of Employees

As a condition to the exercise of any portion of an Option, the Bank may require the person exercising such Option to agree not to sell, pledge or otherwise transfer any or all shares of Stock acquired at exercise for up to two (2) years and/or to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Bank, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency. Certificates representing shares of Stock acquired at exercise may, in the discretion of the Board, bear a restrictive legend indicating that the sale or other transfer of such Stock is restricted. The content of such legend shall be determined by the Board at the time of exercise.

Section 15.     Reservation of Shares of Stock

The Bank, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Bank to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Bank for the lawful issuance and sale of its Stock hereunder shall relieve the Bank of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

Section 16.     General Restriction

Each grant of an Option under the Plan shall be subject to the requirement that, if at any time the Board shall determine that (i) the listing, registration or qualification of the shares of Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an option with respect to the disposition of shares of Stock, is necessary or desirable as a condition of, or in connection with, the grant or the issue or purchase of shares of Stock thereunder, such grant may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

Section 17.     Withholding Taxes

Whenever the Bank proposes or is required to issue or transfer shares of Stock under the Plan, the Bank shall have the right to require the grantee to remit to the Bank an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

Section 18.     Non-Uniform Determinations

The Board’s determinations under the Plan (including without limitation determinations of the persons to receive grants, the form, amount and timing of such grants, the terms and provisions of such grants and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, grants under the Plan, whether or not such persons are similarly situated.

Section 19.     Termination or Exercise if Bank Undercapitalized

Notwithstanding anything contained herein to the contrary, in the event any regulatory authority having jurisdiction over the Bank determines that the Bank is undercapitalized, all options granted hereunder shall terminate five (5) business days after such determination is made unless they are exercisable in accordance with the terms of this Plan and are in fact excised prior to the expiration of such five (5) business day period.

Section 20.     Effective Date of Plan

The Plan amends and restates in its entirety the Plan adopted on August 28, 2007 (the “Original Plan”) and shall be effective from the date that the Plan is approved by Office of Financial Regulation and the Board. Options may only be granted under the Plan following its approval by the Florida Office of Financial Regulation, adoption by the Board and approval of the Plan by the holders of a majority of the Bank’s Stock.

Original Plan Preliminarily Approved by Office of Financial Regulation: April 5, 2007 Original Plan Adopted by Board: August 28, 2007

Original Plan Approved by Shareholders: August 28, 2007

Amended and Restated Plan Approved by Office of Financial Regulation: November 26, 2007

Amended and Restated Plan: Adopted by Board: December 18, 2007

/s/ Brian M. Watterson

Brian M. Watterson, Cashier